Exhibit 32

Chief Executive Officer and Chief Financial Officer
Certification Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
Each of the undersigned, acting in his capacity as the Chief Executive Officer or Chief Financial Officer of Qwest Corporation ("Qwest"), certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 of Qwest fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Qwest as of the dates and for the periods covered by such report.
A signed original of this statement has been provided to Qwest and will be retained by Qwest and furnished to the Securities and Exchange Commission or its staff upon request.

Dated:	November 9, 2017
	/s/ GLEN F. POST, III	/s/ SUNIT S. PATEL
	Glen F. Post, III	Sunit S. Patel
	Chief Executive Officer	Executive Vice President and Chief Financial Officer